ALTERA CORPORATION
AMENDMENT NO. 1 TO THE
ALTERA CORPORATION
NONQUALIFIED DEFERRED COMPENSATION PLAN

Altera Corporation, having adopted the Altera Corporation Nonqualified Deferred Compensation Plan (the “Plan”), effective as of February 1, 1994, and having amended and restated the Plan on subsequent occasions, most recently as of August 28, 2014, hereby further amends the Plan, effective as of May 26, 2015, as follows:

1.	Article VIII.A of the Plan is amended in its entirety to read as follows:

A.    General. Payments of vested accrued benefits to Plan Participants or Beneficiaries from the Trust shall be made in accordance with the Distribution Event and Method of Payment specified by the Participant in the Deferred Compensation Agreement between the Company and the Participant. Except as otherwise expressly provided in the Participant's Deferred Compensation Agreement and as set forth in Article IX below, no distribution shall be made or commenced prior to the Participant's Distribution Event or death, whichever occurs earlier. The Trustee shall have no responsibility to determine whether a Change of Control has occurred and shall be advised of such event by the Company.

2.	Article XI.E of the Plan is amended in its entirety to read as follows:

E.    Amendment, Modification, Suspension or Termination. The Committee may amend, modify, suspend or terminate the Plan in whole or in part, except that no amendment, modification, suspension or termination shall have any retroactive effect to reduce any amounts allocated to a Participant’s Account, provided that a termination or suspension of the Plan or any Plan amendment or modification that will significantly increase costs to the Company shall be approved by the Board. In the event that this Plan is terminated, the timing of the disposition of the amounts credited to a Participant’s Account shall occur in accordance with Article VIII. Notwithstanding the preceding, after a Change of Control, no amendment or termination of the Plan shall impair or negatively affect a Participant’s rights or benefits with respect to any amounts allocated to the Participant’s Account (unless the Participant consents in writing to the amendment or termination).

IN WITNESS WHEREOF, Altera Corporation, by its duly authorized officer, has executed this Amendment No. 1 to the restated Plan effective as of the dates specified above.

ALTERA CORPORATION

By __________________________________
Senior Vice President, Human Resources
Date: May 26, 2015